Exhibit A

                           JOINT ACQUISITION STATEMENT
                         PURSUANT TO RULE 13d-1 (k) (1)

      The undersigned acknowledge and agree that the foregoing statement on
      Schedule 13D is filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of amendments to such Schedule, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: December 8, 2005


                                           /s/ Michael A. Gales
                                           -------------------------------------
                                           MICHAEL A. GALES


                                           /s/ Louis A. Giusto
                                           -------------------------------------
                                           LOUIS A. GIUSTO


                                           /s/ Peter Rettaliata
                                           -------------------------------------
                                           PETER RETTALIATA


                                           /s/ Dario Peragallo
                                           -------------------------------------
                                           DARIO PERAGALLO


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